SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (date of earliest event reported): June 29, 2011
ASHFORD HOSPITALITY TRUST, INC.
(Exact name of registrant as specified in its charter)

MARYLAND (State of Incorporation)	001-31775 (Commission File Number)	86-1062192 (I.R.S. Employer Identification Number)

14185 Dallas Parkway, Suite 1100 Dallas, Texas (Address of principal executive offices)	75254 (Zip code)
Registrant’s telephone number, including area code: (972) 490-9600
Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
     Reference is hereby made to the registration statement of Ashford Hospitality Trust, Inc. (the “Company”) on Form S-3 (File No. 333-162750), which became effective as of January 25, 2010, pursuant to which the Company registered the sale of debt and equity securities in accordance with the provisions of the Securities Act of 1933, as amended. Reference is also hereby made to the prospectus and the related prospectus supplement, which was filed with the Commission pursuant to Rule 424(b)(2) on June 30, 2011, with respect to 7,000,000 shares of the Company’s common stock.
     On June 29, 2011, the Company and Ashford Hospitality Limited Partnership, the Company’s operating partnership, entered into an Underwriting Agreement (the “Underwriting Agreement”) with Morgan Stanley & Co. LLC, Credit Suisse Securities (USA) LLC, KeyBanc Capital Markets Inc. and UBS Securities LLC, for themselves and as representatives of the underwriters listed in Schedule I of the Underwriting Agreement, in connection with the issuance and sale of shares of the Company’s common stock.
     On July 5, 2011, Hogan Lovells US LLP issued an opinion with respect to the legality of the issuance and sale by the Company of the shares of common stock to be sold pursuant to the Underwriting Agreement, a copy of which is filed as an exhibit to this Form 8-K.
Item 9.01. Financial Statements and Exhibits.
     (d)     Exhibits

Exhibit No.	Description
1.1	Underwriting Agreement, dated June 29, 2011, between Ashford Hospitality Trust, Inc., Ashford Hospitality Limited Partnership and Morgan Stanley & Co. LLC, Credit Suisse Securities (USA) LLC, KeyBanc Capital Markets Inc. and UBS Securities LLC, for themselves and as representatives of the underwriters listed in Schedule I of the Underwriting Agreement

5.1	Opinion of Hogan Lovells US LLP, dated July 5, 2011, with respect to the legality of the shares of common stock being issued.

SIGNATURE
     Pursuant to the requirements of Section 12 of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: July 5, 2011

ASHFORD HOSPITALITY TRUST, INC.
By:	/s/ David A. Brooks
David A. Brooks
Chief Operating Officer and General Counsel